Exhibit 99.1

Primis Financial Corp. Provides Progress Report on Filings and Compliance with Nasdaq Listing Requirements

For immediate release

October 9, 2024

McLean, Virginia, October 9, 2024 –Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”) today provided an update on its delinquent filings and process for regaining compliance with Nasdaq listing requirements. On October 4, 2024, Primis filed its restated Annual Report on Form 10-K/A for the year ended December 31, 2022 and anticipates filing is Annual Report on Form 10-K for the year ended December 31, 2023 on October 11, 2024. The Company is also working diligently to complete its delayed Form 10-Q filings and is targeting filing those by October 31, 2024 at which point the Company will have regained compliance with Nasdaq listing standards. As detailed further below, Primis shares continue to be traded on Nasdaq and the Company does not anticipate any changes in its listing status prior to completion of its filings.

As previously disclosed, Primis was granted a 180-day “exception period” by Nasdaq to complete its delayed filings and regain compliance with Nasdaq listing requirements with the “exception period” expiring on September 30, 2024. While the Company is making progress on its filings, as evidenced by the filing of its restated Form 10-K/A for 2022 and imminent filing of Form 10-K for 2023, the Company was unable to complete the delayed filings by September 30, 2024. As expected, on October 3, 2024, the Company received a notice (the “Notice”) from Nasdaq indicating that the Company’s shares may be delisted due to continued noncompliance with Nasdaq listing rules. On October 8, 2024, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before a Nasdaq Hearings Panel (the “Panel”) which normally take places 30 to 45 days from the filing of the appeal. The Hearing Request automatically stayed any suspension of trading through October 23, 2024, and the Company further requested that the temporary stay be extended until the Panel issues a final decision on the matter. The Company believes that it satisfies the standards for the granting of such an extended stay and does not anticipate that the Company’s securities will be suspended or delisted as a result of the Notice.

Nasdaq listing rules require the Company to disclose the specific basis for the Notice, namely the Company’s noncompliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 Form 10-Q”) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 ( the “Q2 Form 10-Q” and, together with the Q1 Form 10-Q, the “Form 10-Qs”) before the expiration of the 180-day “exception period” that was previously granted by Nasdaq. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. As detailed above, the Company continues to work diligently to complete and file the Form 10-K and Form 10-Qs and to regain compliance with the Listing Rules in the near future.

About Primis Financial Corp.

As of June 30, 2024, Primis had $4.0 billion in total assets, $3.3 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of unanticipated factors or factors that the Company currently believes will not cause delay that could cause further delay; the possibility that the ongoing review may identify additional errors or control deficiencies in the Company’s accounting practices; the risk that any restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Listing Rules; the possibility that Nasdaq may deny the Company’s appeal and delist the Company’s securities; the preliminary nature of the financial information contained herein and the possibility that such results could materially change as they are finalized and audited; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; the scope of any restatement or deficiencies, if any, in internal control over financial reporting and/or disclosure controls and procedures may be broader than we currently anticipate; remediation of any potential deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; and the impact of these matters on the Company’s performance and outlook and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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